UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2012

AMERICAN SCIENTIFIC RESOURCES, INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	333-164517	14-1820954
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1112 Weston Road, Unit 278

Weston, Florida 33326

(Address of principal executive offices)

            (847) 386-1384

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2012, American Scientific Resources, Incorporated, a Nevada corporation (the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with American Scientific Resources, Inc., a Delaware corporation (the “Purchaser”).  Pursuant to the Asset Purchase Agreement, the Company sold certain receivables and certain intellectual property to the Purchaser for a purchase price consisting of (i) $50,000 cash advanced at closing and (ii) a royalty for up to five years from the date of closing equal to 5% of the Purchaser’s net revenues less returns less direct costs and joint marketing money up to a maximum of $4,000,000. Royalty payments will be remitted on the 15th day of each month 75 days in arrears for each calendar month.

The transferred receivables and intellectual property were used to manufacture and market certain of the Company’s healthcare and medical device products, including the Disintegrator home needle destruction device (the “Disintegrator”) and the VeraTemp Non-Contact thermometers. The Company retained, among other things, its Kidz-Med product line, certain trademarks, the right to market and sell the remaining Disintegrator inventory in its possession, its Food and Drug Administration (“FDA”) and ISO13485 compliant facility, FDA approvals necessary to operate as a medical device, repackaging or contract manufacturing business and its goodwill and corporate franchise.

The Purchaser also assumed an aggregate of $1,785,745 of principal and interest owed by the Company under certain of its outstanding convertible notes. The Asset Purchase Agreement provides that if within five years from the date of closing either (i) all of the issued and outstanding shares of common stock of the Purchaser are sold to a third party or (ii) all or substantially all of the assets of the Purchaser are sold to a third party, then the Purchaser shall pay the Company $4,000,000 less any amounts already paid by the Purchaser to the Company as a part of the purchase price described above. Also on February 23, 2012, the Company, the Purchaser and the holders of assumed debt entered into a consent agreement (the “Consent Agreement”) pursuant to which the holders consented to the Purchaser’s assumption of the debt and agreed to release the Company of all legal and financial responsibility, indebtedness and liability with respect to the notes.

Robert Faber, the Company’s President and Chief Executive Officer and Chairman of the board of directors, and Jason Roth, the Company’s Senior Vice President and Director of Business Development and a director, are officers and directors of the Purchaser. The transaction was approved by a majority of the disinterested members of the Company’s board of directors pursuant to Section 78.140 of the Nevada Revised Statutes.

The foregoing descriptions of the Asset Purchase Agreement and the Consent Agreement are qualified in their entirety by reference to the respective copies of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 is hereby incorporated into this Item 2.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of February 23, 2012.

10.2	Form of Consent Agreement, dated as of February 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Scientific Resources, Incorporated

Date: February 24, 2012	By:	/s/ Robert T. Faber
Name: Robert T. Faber
Title: President and Chief Executive Officer

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